                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                        TEAM COMMUNICATIONS GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

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

                         TEAM COMMUNICATIONS GROUP, INC.
                            11818 WILSHIRE BOULEVARD
                                  SECOND FLOOR
                          LOS ANGELES, CALIFORNIA 90025

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 29, 2001

To the Shareholders of Team Communications Group, Inc.:

     You are hereby notified that the annual meeting of shareholders of Team Communications Group, Inc., a California corporation (the "Company") for the fiscal year ended December 31, 1999 will be held at the Fairmont Miramar, 101 Wilshire Boulevard, Santa Monica, CA 90401, on June 29, 2001, at 10:00 a.m. local time, for the following purposes:

     1. To elect five (5) persons to the Board of Directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified or until their earlier resignation or removal;

     2. To ratify the appointment of Stonefield Josephson & Co, as the independent auditors of the Company for the fiscal year ended December 31, 2000;

     3. To authorize an amendment to the Company's 1999 Stock Option Plan to increase the number of shares which can be issued thereunder; and

     4. To transact such other matters as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on May 4, 2001, are entitled to notice of and to vote at the meeting.

     A proxy statement and proxy are enclosed herewith. IF YOU ARE UNABLE TO ATTEND THE MEETING IN PERSON YOU ARE URGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED ADDRESSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES. If you attend the meeting in person, you may withdraw your proxy and vote your shares at the meeting.



                                 By Order of the Board of Directors

                                 --------------------------------------
                                 Michael Jay Solomon
                                 Chairman of the Board of
                                 Directors and Chief Executive Officer


Los Angeles, California
May 25, 2001

                           DEFINITIVE PROXY STATEMENT

                         TEAM COMMUNICATION GROUP, INC.
                            11818 Wilshire Boulevard
                                  Second Floor
                          Los Angeles, California 90025

                                  INTRODUCTION

     This proxy statement is furnished in connection with the solicitation of proxies for use at the annual meeting for the fiscal year ended December 31, 1999 and December 31, 2000 (the "Annual Meeting") of shareholders of Team Communication Group, Inc. (the "Company"), to be held at the Fairmont Miramar, 101 Wilshire Boulevard, Santa Monica, CA 90401, on June 29, 2001, and at any adjournments thereof. The accompanying proxy is solicited by the Board of Directors of the Company and is revocable by the shareholder by notifying the Company's secretary at any time before it is voted, or by voting in person at the Annual Meeting. This proxy statement and accompanying proxy will be distributed to shareholders beginning on or about May 25, 2001. The principal executive offices of the Company are located at 11818 Wilshire Boulevard, Second Floor, Los Angeles, California 90025, telephone (310) 312-4400.

                      OUTSTANDING SHARES AND VOTING RIGHTS

     The Board has fixed the close of business on May 4, 2001 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting. The holders of a majority of the Common Stock constitute a quorum for those portions of the Annual Meeting where action is required of holders of Common Stock. As of the record date, the number and class of stock outstanding and entitled to vote at the Annual Meeting was 14,401,339 shares of Common Stock and no shares of Preferred Stock. Each share of Common Stock is entitled to one vote on all matters to properly come before the Annual Meeting, except that, as the result of the application of certain provisions of the California Corporations Code, in the election of directors addressed by Proposal No. 1, each shareholder has cumulative voting rights and is entitled to as many votes as equal the number of shares held multiplied by the number of directors to be elected (five
(5)). All such votes may be cast for a single candidate or distributed among any or all the candidates as the shareholder sees fit. However, no shareholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the Annual Meeting prior to the voting of their intention to cumulate their votes. The election of directors requires the affirmative vote for each candidate of a plurality of the votes cast. The affirmative vote of a majority of all shares represented and voting at the Annual Meeting is required for approval of all other matters to properly come before the Annual Meeting.

     The Board has appointed The US Stock Transfer Corporation as the Inspector of

Elections for the Annual Meeting. The Inspector of Elections will determine the number of shares of Common Stock represented, in person or by proxy, at the Annual Meeting, whether a quorum exists, the authenticity, validity and effect of proxies and will receive and count the votes. None of the matters to be voted on at the Annual Meeting will be by ballot unless a shareholder demands election by ballot at the Annual Meeting and before the voting begins.

                         ACTION TO BE TAKEN UNDER PROXY

     All proxies for shareholders in the accompanying form that are properly executed and returned will be voted at the Annual Meeting and any adjournments thereof in accordance with any specifications thereon or, if no specifications are made, will be voted for the election of the five (5) nominees described herein and for the approval of all the Proposals set forth on the proxy.

                                   PROPOSAL 1:

                              ELECTION OF DIRECTORS

     It is intended that the shares represented by the enclosed proxy will be voted, unless votes are withheld in accordance with the instructions contained in the proxy, for the election of the five (5) nominees for director named below. Each director elected will hold office until the next annual election of directors or until a successor is elected and qualified. In the event that any nominee for director should become unavailable, which is not anticipated, the Board of Directors in its discretion may designate substitute nominees, in which event such shares will be voted for such substitute nominees.

     Every shareholder voting for the election of directors may cumulate his or her votes and give any candidate whose name has been placed in nomination prior to the voting a number of votes equal to the number of directors to be elected (five (5)) multiplied by the number of his or her shares, or may distribute his or her votes among as many candidates so nominated as he or she chooses; no shareholder, however, may cumulate votes for any candidate unless the candidate has been nominated prior to the voting and at least one shareholder has given notice at the meeting prior to the voting of his or her intention to cumulate his or her votes. If any shareholder present at the Annual Meeting gives such notice, all shareholders may cumulate their votes. The persons named in the accompanying proxy may also cumulate votes in favor of one or more of the nominees as they in their discretion determine. The nominees receiving the highest number of votes, up to the number of directors to be elected, will be elected as directors. Each of the five (5) nominees listed below has agreed to serve as a director of the Company if so elected.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED NOMINEES.

NOMINEES


Name                                Age                Position
----                                ---                --------

Michael Solomon                     63                 Chairman of the Board of Directors and
                                                          Chief Executive Officer

Alan D. Liker (1) (2)               63                 Director

Jay Shapiro                         50                 President, Chief Operating Officer,
                                                          acting Chief Financial Officer and Director

David Kenin (1) (2)                 59                 Director

J. Russel Barry (1) (2)             65                 Director


--------------
(1)  Member of the Compensation Committee
(2)  Member of the Audit Committee

     The following information with respect to the principal occupation or employment of each nominee and incumbent director, the name and principal business of the corporation or other organization in which such occupation or employment is carried on, and other affiliations and business experience during the past five years, has been furnished to the Company by the respective nominees and incumbent directors. This information includes a description of each person's service, if any, with the Company.

     MICHAEL JAY SOLOMON assumed the role of our Chairman of the Board and Chief Executive Officer on February 13, 2001. Mr. Solomon has been a member of our Board of Directors since August 1998. Since 1994, Mr. Solomon has been the principal stockholder, Chairman and Chief Executive Officer of Solomon Broadcasting International, Inc. and Solomon International Enterprises, Inc., television communications companies He currently serves on the Boards of Directors of the International Council of the National Academy of Television Arts and Sciences and the New York University Stern School of Business. From 1989 to April 1994, Mr. Solomon was President of Warner Bros. International Television. In 1978, Mr. Solomon was the founder, Chairman and Chief Executive Officer of Telepictures Corporation which became the largest television syndication company in the United States and one of the largest international television distribution companies. In 1985, Telepictures merged with Lorimar Pictures and Mr. Solomon became its President and a member of its board of directors. In 1989 Lorimar Telepictures was acquired by Warner Brothers and Mr. Solomon became President of Warner Brothers International Television, where he supervised world-wide sales and marketing efforts directed at television, cable and satellite companies.

     ALAN D. LIKER became a member of our Board of Directors on April 25, 2000. Mr. Liker has served as a consultant, advisor and member of the board of directors of a number of companies, including Budget Rent-A-Car Worldwide and Herbalife International and the Shaklee Corporation. He was a founding director of First Charter Bank and for more than thirty years Mr. Liker has practiced law with a number of law firms in Los Angeles, California and has been a law professor at Harvard, UCLA and USC. He is engaged in independent business activities including as a principal of the Xerox Development Corporation.

     J. RUSSELL BARRY has been a member of the Board of Directors since March 16, 1999. Mr. Barry is a television consultant and independent producer. From 1986 to the present, Mr. Barry has served as President and Chairman (as of June, 1995) of Turner Program Services, the television distribution company for Turner Broadcasting.

     DAVID KENIN, became a member of our Board of Directors on June 1, 2001. From 1997, Mr. Kenin has operated Kenin Partners, a media consulting firm. Kenin Partners consults with companies regarding issues relating to new technology, sports rights and domestic and international television. From 1994 to 1996, Mr. Kenin was president of CBS Sports.

     JAY J. SHAPIRO became our President, Chief Operating Officer and acting Chief Financial Officer on March 16, 2001. Mr. Shapiro will assist us in overseeing our corporate, financial and fiduciary activities worldwide. From 1990 to 2000, Mr. Shapiro, a certified public accountant, operated a private accounting and consulting practice specializing in servicing the entertainment industry. During such period, he served as a temporary corporate officer for several publicly traded entertainment companies. Mr. Shapiro received his B.B.A. from the University of Wisconsin and a MBA (with Distinction) in Accounting and Finance from Arizona State University Graduate School of Business Administration.

BOARD MEETINGS

     The Board of Directors held ten formal meetings during the fiscal year ended December 31, 1999, and acted by unanimous written consent nine times. All Directors attended or participated in at least 75% of the aggregate of the total number of meetings of the Board of Directors.

     The Board of Directors held 1 formal meeting during the fiscal year ended December 31, 2000 and acted by unanimous written consent seven times. All Directors attended or participated in at least 75% of the aggregate of the total number of meetings of the Board of Directors.

AUDIT COMMITTEE

     The Audit Committee did not meet during the fiscal year ended December 31, 1999. [The Audit Committee met several times informally during the fiscal year ended December 31, 2000, and has met five times in calender year 2001 relative to the completion of the fiscal 2000 audit.

COMPENSATION COMMITTEE

     The Compensation Committee did not meet during the fiscal year ended December 31, 1999.

     The Compensation Committee met twice during the fiscal year ended December 31, 2000.

     The Company does not have a nominating committee.

                              DIRECTOR COMPENSATION

     Under the 1999 Stock Option, Deferred Stock and Restricted Stock Plan, Mr. Solomon (who was then a non-employee director) and Mr. Russell Barry, each received an option to purchase 30,000 shares of our common stock at the then effective exercise price of $2.50 per share and $2.00 per share, respectively. Mr. Solomon received his option in 1998 and Mr. Barry in 1999. Alan Liker, a non-employee director, received a total of $0 and $20,000 respectively in consulting fees in fiscal 1999 and 2000, which was paid to him at the rate of $5,000 per month between September and December, 2000. Mr. Solomon entered into a consulting agreement with the Company on August 7, 2000, at which time he became an employee and director. He received a total of $58,331 in consulting fees in 2000 which were paid to him at the rate of $16,666 per month between months of August and December, 2000. Non-employee directors received no other compensation from us in fiscal 1999 or in fiscal 2000. On February 18, 2000, the Board of Directors approved issuing to all newly elected non-employee directors, an option to purchase 30,000 shares of our common stock, to vest ratably over the first year of service. The Board of Directors also approved issuing to all incumbent non-employee directors, an annual option grant of 10,000 shares, to vest ratably over that year of service. On March 16, 2001, stock options to purchase 10,000 shares at an exercise price of $0.81 per share were granted to each of Messrs. Alan Liker, Russell Barry and David Kenin, our non-employee directors.

MANAGEMENT

     The following table sets forth certain information with respect to the directors and executive officers of the Company:


    NAME                                  AGE           POSITION
    ----                                  ---           --------
    Michael Jay Solomon                    63           Chairman of the Board of Directors and Chief
                                                        Executive Officer

    Jay J. Shapiro                         50           President, Chief Operating Officer and acting
                                                        Chief Financial Officer

    James Waldron                          36           President of Production

    Eric Elias                             46           Senior Vice President and General Counsel

    Martin Y. Mayeda                       47           Vice President and Group Controller

    J. Russell Barry (1)(2)                65           Member of the Board of Directors

    Alan D. Liker (1)(2)                   63           Member of the Board of Directors

    David Kenin (1)(2)                     59           Member of the Board of Directors


------------------
(1)  Member of the Compensation Committee
(2)  Member of the Audit Committee

     The current directors serve until the next annual meeting or until their respective successors are elected and qualified. All officers serve at the discretion of the Board of Directors. Certain information regarding the backgrounds of each of the officers and directors is set forth below.

     JAMES WALDRON has been the President of Team Entertainment Group, our production division since June, 2000. From May 1999 to June 2000, Mr. Waldron worked as a packaging agent at Creative Artists Agency (CAA). Mr. Waldron's responsibilities with CAA included overseeing international programming and first run syndication. From 1986 to 1999, Mr. Waldron was the Executive Vice President of Programming for Pearson Television North America. From 1994 to 1996, Mr. Waldron worked with David Gerber at ITC Productions to produce the telefilms, "The Price of Love" for FOX, "Royce" for Showtime and the miniseries "Nothing Last Forever" for CBS.

     ERIC ELIAS has served as Senior Vice President and General Counsel since our formation in 1995. From 1980 to 1995, Mr. Elias was engaged in general private practice of law in California.

     MARTIN Y. MAYEDA is our Vice President and Group Controller. Mr. Mayeda joined us on October 16, 2000 and manages the financial reporting, public filings and due diligence with prospective merger and acquisition candidates. Additionally, Mr. Mayeda's duties include budgeting, general corporate and departmental financial forecasting and the integration of operational systems on a global basis. Prior to joining us, from July, 1998 to May, 2000, Mr. Mayeda served as Vice President and Controller for Imperial Credit Commercial Mortgage Investment Corp. From August 1996 to July 1998, Mr. Mayeda was the Planning Director of Business Analysis for Sega Game Works. While with Sega, Mr. Mayeda was involved in the analysis, development and preparation of Sega's eight year business plan and participated in the feasibility review process of Sega's arcade and operations division. From 1995 to 1996, Mr. Mayeda has served as Vice President, Finance for Solomon International. From 1994 to 1995, Mr. Mayeda served as Vice President, Finance for ICS Communications.

     MICHAEL JAY SOLOMON. See "Election of Directors -- Nominees."

     ALAN D. LIKER. See "Election of Directors -- Nominees."

     JAY J. SHAPIRO. See "Election of Directors -- Nominees."

     DAVID KENIN. See "Election of Directors -- Nominees."

     RUSSELL BARRY See "Election of Directors -- Nominees."


                        COMPLIANCE WITH SECTION 16(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of the Company's outstanding common stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of common stock. Such persons are required by SEC regulation to furnish the Company with copies of all such reports they file. Based solely on a review of Forms 3 and 4 furnished to us since January 1, 1999, Drew S. Levin, Timothy A. Hill, Eric Elias, Larry Friedricks, Paula Fierman and Stuart Gruca, have filed all Forms 3 or Form 4, although such filings were not made on a timely basis.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

     The following tables set forth, as of March 31, 1999, and March 31, 2000, respectively, certain information regarding the ownership of common stock for each year by: (i) each person who is known by us to own of record or beneficially more than 5% of the outstanding common stock; (ii) each of our directors; and (iii) each named executive officer; and (iv) all directors and executive officers as a group. Except as otherwise indicated, the shareholders listed in the table have sole voting and investment power with respect to the shares indicated.

                                      1999

                                                         Shares of Common Stock
                                                          Beneficially Owned(2)
                                                       ---------------------------
Name(1)                                                Number           Percentage
-------                                                ------           ----------
OFFICERS AND DIRECTORS
Drew S. Levin (3)                                     2,400,213            15.3%
Michael J. Solomon (4)                                   50,000               *
W. Russell Barry (5)                                     30,000               *
Jonathan D. Shapiro (6)                                  90,000               *
Eric Elias (7)                                           62,500               *
Timothy Hill (8)                                         18,000               *
Jane Sparango (9)                                           833               *
Declan O'Brien (10)                                       2,083               *
All Officers and Directors (8)                        3,105,200            19.4%


--------------------

*    Less than 1% of the outstanding shares of Common Stock.

(1) Unless otherwise indicated, the address of each listed stockholder is c/o Team Communications Group, Inc., 11818 Wilshire Boulevard, 2nd Floor, Los Angeles, California 90025.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that were exercisable within 60 days after November 10, 1999, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Unless otherwise indicated in the footnotes below, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

     The number and percentage of shares beneficially owned are based on the aggregate of 13,743,701 shares of common stock outstanding as of March 31, 2000.

(3) Includes options to purchase 85,000 shares of common stock at an exercise price of $5.50 per share, options to purchase 250,000 shares of common stock at an exercise price of $6.063 per share, and options to purchase 865,000 shares of common stock at an exercise price $4.88 per share. Also, includes options to purchase 750,000 shares of common stock at an exercise price of $5.00 per share, which were granted to Mr. Levin on February 17, 2000.

(4) Includes an option to purchase 30,000 shares of common stock at an exercise price of $2.50 per share.

(5) Includes an option to purchase 30,000 shares of common stock at an exercise price of $2.00 per share.

(6) Includes an option to purchase 90,000 shares of common stock at an exercise price of $1.625 per share.

(7) Includes an option to purchase 12,500 shares of common stock at $5.50 per share and an option to purchase 50,000 shares of common stock at $6.25 per share.

(8) Includes an option to purchase 10,000 shares of common stock at $1.65 per share and an option to purchase 8,000 shares of common stock at $6.04 per share. Does not include an option to purchase 32,000 of common stock at an exercise price of $6.04 per share, none of which have yet vested.

(9) Includes an option to purchase 833 shares of common stock at an exercise price of $6.125 per share. Does not include an option to purchase 19,167 shares of common stock at an exercise price of $6.125 per share, none of which have yet vested.

(10) Includes an option to purchase 1,250 shares of common stock at an exercise price of $5.50 per share and an option to purchase 833 shares of common stock at an exercise price of $6.125 per share. Does not include an option to purchase 29,167 shares of common stock at an exercise price of $6.125 per share, none of which have yet vested.

                                      2000


                                                       SHARES BENEFICIALLY OWNED(2)
                                                       ----------------------------
NAME AND ADDRESS (1)                                      NUMBER        PERCENTAGE
--------------------                                      ------        ----------
Michael Jay Solomon (3)                                 1,355,926           9.4%
Jay J. Shapiro (4)                                        349,383           2.4%
Jamie Waldron (5)                                         104,074            .7%
Martin Mayeda (6)                                          13,333            .1%
W. Russell Barry (7)                                       40,000            .3%
Alan Liker (8)                                             10,000            .1%
David Kenin (8)                                            10,000            .1%
Eric Elias (9)                                            124,846            .9%
Drew S. Levin (10)                                        450,123           3.1%
All Officers and Directors (8 persons)                  2,457,685          17.1%


-----------------------
*    Less than 1% of the outstanding shares of common stock.

(1) Unless otherwise indicated, the address of each listed stockholder is c/o Team Communications Group, Inc., 11818 Wilshire Boulevard, 2nd Floor, Los Angeles, California 90025.

(2) Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days after March 31, 2001, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Unless otherwise indicated in the footnotes below, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable.The number and percentage of shares beneficially owned are based on the aggregate of 14,401,339 shares of common stock outstanding as of March 31, 2001.

(3) Includes (i) an immediately exercisable option to purchase 30,000 shares of common stock at an exercise price of $2.50 per share, (ii) 925,926 shares of common stock which Mr. Solomon agreed to purchase in March 2001, and
     (iii) 400,000 shares issuable under immediately exercisable options at an exercise price of $0.81 per share. Does not include an additional 800,000 shares issuable under options granted to Mr. Solomon on March 16, 2001 at an exercise price of $0.81 per share, 50% of which are exercisable in February 2002 and the balance in February 2003.

(4) Includes 216,050 shares of common stock which Mr. Shapiro agreed to purchased in March 2001 and 133,333 shares issuable under immediately exercisable options at an exercise price of $0.81 per share.

(5) Includes (i) 74,074 shares purchased for $0.81 per share in March 2001 in lieu of payment of a $60,000 accrued bonus obligation to Mr. Waldron, (ii) 30,000 immediately exercisable options at $9.125 per share issued to Mr. Waldron in June 2000.

(6) 13,333 immediately exercisable options at $0.81 per share issued in March 2001 to Mr. Mayeda.

(7) Includes an option to purchase 30,000 shares of common stock at an exercise price of $2.00 per share and an option to purchase 10,000 shares at an exercise price of $0.81 per share.

(8) Includes options to purchase 10,000 shares at an exercise price of $0.81 per share awarded to all non-employee directors in March 2001.

(9)  Includes (i) 12,346 shares purchased in March 2001 for $0.81 per share,
     (ii) an option to purchase 12,500 shares of common stock at $5.50 per share granted in August 1998, (iii) an immediately exercisable option to purchase 50,000 shares of common stock at $6.25 per share granted in October 1999, and (iv) immediately exercisable options to purchase 50,000 shares of common stock at $0.81 per share issued on March 16, 2001. Does not include an additional 150,000 shares issuable at $0.81 per share under options exercisable on December 31st in each of 2001, 2002 and 2003.

(10) Consists of shares of common stock owned of record and by Mr. Levin, our former President and Chief Executive Officer. Does not include (i) options to purchase 85,000 shares of common stock at an exercise price of $5.50 per share, (ii) options to purchase 250,000 shares of common stock at an exercise price of $6.063 per shares, (iii) options to purchase 865,000 shares of common stock at an exercise price of $4.88 per share, and (iv) options to purchase 750,000 shares of common stock at an exercise price of $5.00 per share; all of which options were terminated in February 2001 at the time of Mr. Levin's resignation as an executive officer of the Company, and which options pursuant to the 1999 Stock Option Plan expire 90 days after termination of employment, if and to the extent unexercised.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In June 1999 the Company entered into a five-year license agreement for certain territories, including the UK, of 20 made-for-television movies with Reknown Pictures, Ltd., a UK company owned by Noel Cronin, formerly the owner of Dandelion. Noel Cronin is a director of String of Pearls Plc ("SOP"). In September 1999, the Company entered into a ten-year license agreement with String of Pearls Plc for certain European territories, including Germany, France and Italy, for 20 made-for-television movies ("MOWS"). In a separate agreement in March 2000, the Company licensed from SOP the Italian rights to 19 feature films.

     In August 1999, we acquired the "Victory 1" library from DD Video for $3,400,000. Mr. Cronin sold DD Video to its current owners in April 1998. Mr. Cronin is a director of DD Video. He has stated to us that he received no compensation, either directly or indirectly, in respect of this action. In April 2000, we acquired the "Victory 1" library from DD Video for $650,000.

     As a result of a special investigation by the Company's Board of Directors (the "Board"), it was determined that the foregoing related party transactions, except for the second DD Video license agreement of April 2000, were without economic substance. These transactions were reversed in the current year, reserved as part of the prior year restatement, or the transactions were substantially impaired and fully reserved in the current year.

     Gontard & MetallBank, the underwriter of the German Offering, owns 500,000 shares of our outstanding common stock. This represents 4% of our outstanding stock. These shares were purchased at a price of $4.00, a discount of approximately $2.00 per share from the then current market price. In connection with the German Offering, Gontard & MetallBank received commissions and fees, including the reallowance for members of the underwriting syndicate.

     At December 31, 2000, Drew S. Levin, our former Chairman and Chief Executive Officer, was indebted to us in the amount of $1,045,000, representing payments made by us on behalf of Mr. Levin to third parties and short-term interest free loans made by us to Mr. Levin.

     In February 2001, at the request of our Board of Directors, Drew S. Levin resigned as our Chairman and Chief Executive Officer. In connection with his resignation, Mr. Levin's employment agreement with us was terminated and all stock options previously granted to Mr. Levin were terminated. We are currently attempting to recover from Mr. Levin the amounts owed by him to our company.

     In March 2001, Michael Jay Solomon agreed to purchase 925,926 of our shares of common stock, valued at $750,000 or $0.81 per share. 185,185 of such shares will be issued to Mr. Solomon in lieu of a $150,000 cash signing bonus under his employment agreement in payment for services previously rendered to us. Mr. Solomon agreed to pay the balance of $600,000 by delivering his personal 8% promissory note payable in March 2004 and secured by Mr. Solomon's assignment to us of adequate collateral and marketable securities unrelated to our shares. In addition, we are currently reviewing a film library currently owned by Mr. Solomon's affiliate Solomon Entertainment, Inc., and independently appraised at approximately $660,000. Subject to completion of our due diligence as to such library, we intend to purchase such asset from Mr. Solomon's affiliate in reduction of a portion of his $600,000 note payable.

     In March 2001 Jay J. Shapiro agreed to purchase 216,050 shares of our common stock valued at $175,000 or $0.81 per share. 62,728 of such shares were issued to Mr. Shapiro in lieu of a $50,000 cash signing bonus under his employment agreement in payment for services previously rendered to us. Mr. Shapiro agreed to pay the balance of $125,000 by delivering his personal 8% promissory note payable in March 2004 and secured by other marketable securities.

     In March 2001, Eric Elias, our Senior Vice President and General Counsel, purchased for cash a total of 12,346 shares of our common stock at a price of $0.81 per share.

     Alan Liker, a member of our board of directors, received consulting fees from us aggregating $20,000, which was paid to him at the rate of $5,000 per month during the period between September and December 2000.

     Michael Solomon, a member of our Board of Directors, received consulting fees from us aggregating $58,331, which was payable to him at the rate of $16,666 per month during the period from August to December 2000.

     We believe that the foregoing transactions were on terms no less favorable to us than those available from unaffiliated parties. It is our current policy that all transactions with officers, directors, 5% shareholders and their affiliates will be entered into only if such transactions are approved by a majority of the disinterested independent directors, and on terms no less favorable to us than could be obtained from unaffiliated parties and are reasonably expected to benefit us.

                             EXECUTIVE COMPENSATION

     The following table provides certain summary information concerning the compensation earned for services rendered in all capacities to us for the fiscal years ended December 31, 2000, 1999, and 1998 by our Chief Executive Officers and certain executive officers (collectively, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE


                                                         ANNUAL COMPENSATION
                                                        ---------------------        LONG-TERM
                                                                                    COMPENSATION
                                                                                 ------------------
                                                                                     SECURITIES          ALL OTHER
    NAME AND PRINCIPAL POSITION               YEAR       SALARY        BONUS     UNDERLYING OPTIONS     COMPENSATION
    ---------------------------               ----       ------        -----     ------------------     ------------
    Michael Jay Solomon, Chairman             2000     $            $                     10,000            $ 58,331
      and Chief Executive Officer

    Drew S. Levin, former Chairman            2000         644,000   285,000             750,000              12,654
      and Chief Executive Officer (1)         1999         463,326   588,025(1)        1,115,000              14,250
                                              1998         220,000   145,000              85,000              13,400

    James Waldron, President of               2000         201,936   120,000              60,000               4,200
      Production                              1999
                                              1998

    Martin Y. Mayeda, Vice President          2000          26,442                        30,000
      and Group Controller

    Jonathan D. Shapiro                       2000
    Former President and Chief                1999         220,000   262,500              90,000               2,111
      Operating Officer (2)                   1998                                                            37,500

    Timothy A. Hill (3)                       2000          97,997    75,000                                 134,569
    Senior Vice President and  Chief          1999         127,630    85,000              40,000               4,200
      Financial Officer                       1998          37,593                        10,000               1,400

    Eric Elias                                2000         200,000                             -               6,000
    Senior Vice President and General         1999          17,288    25,000              50,000             139,034
      Counsel                                 1998                                        12,500             170,000

    Jane Sparango (4)                         2000         127,404                        20,000
    Senior Vice President                     1999         103,577    15,000
      Development and Programming             1998          13,077

    Declan O'Brien (5), Senior Vice           2000         150,000    25,000              30,000               4,200
      President, Development                  1999         102,788    15,000
                                              1998          57,307


 -------------------
(1) Approximately $335,000 of Mr. Levin's bonus accrued for services performed in fiscal 1999 was paid in fiscal 2000. Mr. Levin resigned effective February 12, 2001.

(2)  Mr. Jonathan D. Shapiro resigned effective January 14, 2000.

(3)  Mr. Hill resigned in August 2000.

(4)  Ms. Sparango was terminated in April 2001.

(5)  Mr. O'Brien was terminated in April 2001.

                            STOCK OPTION GRANT TABLE

     Set forth below is information with respect to grants of stock options during the fiscal years ended December 31, 1999 and December 31, 2000, to the Named Executive Officers. All such options were granted with an exercise price equal to the market value of the underlying common stock on the date of the grant. Stock appreciation rights are not available under our 1999 Stock Option Plan.


                              OPTION GRANTS IN 1999


                                                          Individual Grants
                                                    ----------------------------
                                   Number of          % of Total
                                   Securities       Options Granted
                                   Underlying         to Employees       Exercise
NAMED OFFICERS                      Options         in Fiscal Year        Price        Expiration Date
--------------                      -------         --------------        -----        ---------------
Drew S. Levin                       250,000            15.95%             $6.04        September 27, 2004
Drew S. Levin                       865,000            55.18%             $4.88        December 2, 2004
Jonathan D. Shapiro                  90,000             5.74%             $1.65        January 2,  2004

Timothy A. Hill                      40,000             2.55%             $6.04        September 27, 2004
Eric Elias                           50,000             3.19%             $6.25        September 27, 2004





                                                         OPTION GRANTS IN 2000
                                                          Individual Grants
                                                    ----------------------------
                                   Number of          % of Total
                                   Securities       Options Granted
                                   Underlying         to Employees       Exercise
NAMED OFFICERS                      Options         in Fiscal Year        Price        Expiration Date
--------------                      -------         --------------        -----        ---------------
    Drew S. Levin                   750,000(1)           77.7%             $5.875           (1)

    Michael Jay Solomon              10,000(2)            1.0%             $8.00

    Jay J. Shapiro                      -0-(3)

    Jamie Waldron                    60,000(4)            6.2%             $9.125           June 2005

    Jane Sparango                    20,000(5)            2.1%             $6.125

    Declan O'Brian                   30,000(6)            3.1%             $6.125

    Martin Mayeda                    30,000(7)            3.1%             $5.87            October 2005

    Jonathan D. Shapiro                 -0-

    Timothy A. Hill                     -0-

    Larry Friedricks                    -0-

    Paula Fierman                       -0-

    Eric Elias                          -0-(8)

------------------------------
(1) All stock options issued to Mr. Levin (including options to purchase 865,000 shares at $4.875 per share issued to him in December 1999) were terminated in connection with his resignation as President and Chief Executive Officer on February 12, 2001. In addition, under our 1999 Stock Option Plan, to the extent not exercised all options granted to Mr. Levin expire on May 12, 2001, 90 days after termination of his employment.

(2) Does not include (i) 30,000 five year options exercisable at $2.50 per share issued to Mr. Solomon in October 1998, of which 22,199 options vested as of December 31, 2000; (ii) 10,000 five year options exercisable at $8.00 per share issued to Mr. Solomon in 1999, 2,000 of which options vested as of December 31, 2000; and (iii) 1,200,000 five year options exercisable at $0.81 per share issued to Mr. Solomon on March 16, 2001, of which 400,000 options are fully vested, and the remaining options vest in two equal installments in February 2002 and February 2003. On March 16, 2001, the closing price of our common stock, as traded on the Nasdaq National Market, was $0.81 per share.

(3) Does not include 400,000 five year options exercisable at $0.81 per share issued to Mr. Shapiro on March 16, 2001, of which 133,333 options are fully vested, and the remaining options vest in two equal installments in February 2002 and February 2003.

(4) Mr. Waldron's 60,000 options vest monthly during the period from June 19, 2000 through June 18, 2002. Does not include 175,000 five year options exercisable at $0.81 per share issued to Mr. Waldron on March 16, 2001, of which 58,333 options are fully vested, and the remaining options vest in two equal installments in February 2002 and February 2003.

(5) Under our 1999 Stock Option Plan, to the extent not exercised all options granted to Ms. Sparango expire in July 2001, 90 days after termination of her employment.

(6) Under our 1999 Stock Option Plan, to the extent not exercised all options granted to Mr. O'Brien expire in July 2001, 90 days after termination of his employment.

(7) Does not include 40,000 five year options exercisable at $0.81 per share issued to Mr. Mayeda on March 16, 2001, of which 13,333 options are fully vested, and the remaining options vest in two equal installments in February 2002 and February 2003.

(8) Does not include 200,000 five year options exercisable at $0.81 per share issued to Mr. Elias on March 16, 2001, of which 50,000 options are fully vested, and the remaining 150,000 options vest in three equal installments on December 31 in each of 2001, 2002 and 2003.

                  STOCK OPTION EXERCISES AND YEAR-END HOLDINGS

     The following table contains certain information pertaining to stock options (i) exercised during the fiscal year ended December 31, 1999 and (ii) held as of December 31, 1999 by the Named Executive Officers. The Company has no long-term incentive compensation plans pursuant to which stock appreciation rights may be awarded.

                       AGGREGATED OPTION EXERCISES IN 1999
                   AND FISCAL YEAR END OPTION VALUES FOR 1999


                                                 Number of Unexercised            Value of Unexercised
                       Shares                         Options at                         Options at
                      Acquired     Value          December 31, 1999                  December 31, 1999(1)
---------------------------------------------------------------------------------------------------------
Named Officers       On Exercise  Realized   Exercisable      Unexercisable   Exercisable    Unexercisable
--------------       -----------  --------   -----------      -------------   -----------    -------------
Drew S. Levin              -        -        1,200,000             --          $    --          $  --
Jonathan D. Shapiro        -        -           90,000             --          $ 267,750        $  --
Timothy A. Hill            -        -           18,000           32,000        $  29,750        $  --
Eric Elias                 -        -           62,500             --          $    --          $  --

--------------
(1) The closing price of our common stock on December 31, 1999 was $4.625.

                       AGGREGATED OPTION EXERCISES IN 2000
                   AND FISCAL YEAR END OPTION VALUES FOR 2000

     During the fiscal year ended December 31, 2000 none of the stock options granted in 2000 or prior thereto to any of the Named Executive Officers in the Option Grants in 2000 table were exercised. None of the 1,975,000 stock options granted to Messrs. Solomon, Shapiro, Waldron and Elias on March 16, 2001 at an exercise price of $0.81 per share have been exercised. None of our outstanding options as at December 31, 2000 held by any of the Named Executive Officers, whether or not exercisable, had any value based upon the $4.625 per share closing trading price of our common stock on Nasdaq as at December 31, 2000. We have no long-term incentive compensation plans pursuant to which stock appreciation rights may be awarded.

              EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT,
                        AND CHANGE IN CONTROL AGREEMENTS

     MICHAEL JAY SOLOMON. On March 16, 2001, Mr. Solomon signed an employment agreement with us to serve as our Chairman and Chief Executive Officer, effective as of February 12, 2001. The term of Mr. Solomon's agreement is for approximately three years, commencing as of February 12, 2001 and ending on March 31, 2004. Mr. Solomon is to be paid an annual salary of $600,000 with annual increases of $75,000 on each anniversary date of the agreement. Mr. Solomon shall also receive an annual bonus, payable on March 31st in each of 2002, 2003 and 2004, equal to 7.5% of the net income before taxes we may earn in each of the immediately preceding three fiscal years ending December 31, 2001, 2002 and 2003, respectively. Mr. Solomon has agreed to defer 50% of his salary until such time as we are able to raise not less than $3.0 million of additional financing. Under the terms of his employment agreement, Mr. Solomon was granted stock options to purchase 1,200,000 shares of our common stock at an exercise price equal to $0.81 per share. On March 16, 2001, the date of execution of Mr. Solomon's employment agreement, the closing price of our common stock as traded on Nasdaq, was $0.81 per share. 400,000 of the options vest immediately and the remaining 800,000 options vest in equal amounts on the next two anniversary dates of the agreement, subject to early vesting upon the occurrence of certain events, including a change in control of our company. All options expire 90 days after the termination of Mr. Solomon's employment with us. The agreement also entitles Mr. Solomon to receive a cash payment upon the occurrence of a change in control, provided that he does not elect to remain with the successor company, and the amount of such payment, if any, depends on the value of our outstanding equity at the time of such change of control being equal to or in excess of $3.00 per share.

     JAY J. SHAPIRO. Mr. Shapiro has signed an employment agreement with us to serve as our President and Chief Operating Officer dated as of March 1, 2001. The term of Mr. Shapiro's agreement is for approximately three years, commencing as of March 1, 2001 and ending on March 31, 2004. Mr. Shapiro is to be paid an annual salary of $400,000 with annual increases of $25,000 on each anniversary date of the agreement. Mr. Shapiro shall also receive an annual bonus, payable on March 31st in each of 2002, 2003 and 2004, equal to 5.0% of the net income before taxes we may earn in each of the immediately preceding three fiscal years ending December 31, 2001, 2002 and 2003, respectively. Mr. Shapiro agreed to defer 50% of his salary until such time as we are able to raise not less than $3.0 million of additional financing. Under the term of his employment agreement, Mr. Shapiro was granted stock options to purchase 400,000 shares of our common stock at an exercise price equal to $0.81 per share. On March 16, 2001, the date of execution of Mr. Shapiro's employment agreement, the closing price of our common stock as traded on Nasdaq, was $0.81 per share. 133,333 of the options vest immediately and the remaining 266,667 options vest in equal amounts on the next two anniversary dates of the agreement, subject to early vesting upon the occurrence of certain events, including a change in control of our company. All options expire 90 days after the termination of Mr. Shapiro's employment with us. The agreement also entitles Mr. Shapiro to receive a cash payment upon the occurrence of a change in control, provided that he does not elect to remain with the successor company, and the amount of such payment, if any, depends on the value of our outstanding equity at the time of such change of control being equal to or in excess of $3.00 per share.

     JANE SPARANGO. We entered into an employment agreement with Jane Sparango to serve as Vice President of Development and Production. The initial term of the Sparango agreement was for one year, which began on November 9, 1998, and was extended for an additional one year period. Ms. Sparango's salary for the period November 9, 1998 to February 12, 1999, was $85,000. Her salary for the period February 13, 1999, through the end of the term shall be at the rate of $100,000 per year. Ms. Sparango shall also be eligible for discretionary stock option grants. On April 6, 2001, Ms. Sparango's employment with our company was terminated. We intend to negotiate a settlement of her employment agreement.

     DECLAN O'BRIEN. We entered into an employment agreement with Declan O'Brien to serve as our Senior Vice President, Development and Production. The term of the O'Brien agreement is for 3 years, commencing on January 1, 2000 and ending on December 31, 2002. Mr. O'Brien is to be paid a base salary of $150,000 for year one, and $165,000 for the second and third years. In addition to his base salary, Mr. O'Brien shall be paid an annual bonus of not less than $25,000. On

April 6, 2001, Mr. O'Brien's employment with our company was terminated. We intend to negotiate a settlement of his employment agreement.

     JAMES WALDRON. Mr. Waldron entered into an employment agreement with the Company, dated as of June 9, 2000, under which Mr. Waldron will serve as President of our Team Entertainment Group division . The term of the Waldron agreement is for two years commencing June 19, 2000, with the Company having the right to extend the agreement for an additional one year. Mr. Waldron receives an annual salary of $375,000 through June 18, 2001 and $425,000 for the one year period ending June 18, 2002 and during the additional option year ending June 18, 2003. Mr. Waldron is entitled to receive a bonus equal to 4% of the net profits (as defined) we derive from productions either initiated or supervised by Mr. Waldron during his employment. However, Mr. Waldron is entitled to receive on or before June 30th of each anniversary year of his employment a minimum annual bonus of $120,000. Mr. Waldron received a bonus of $60,000 on commencement of his employment and was entitled to receive an additional $60,000 in 2000. On March 16, 2001, we paid Mr. Waldron his accrued bonus through June 2001 by issuing to him 74,074 shares of our common stock (the closing price of our common stock on Nasdaq on such date). Mr. Waldron received 60,000 stock options under his employment agreement at an exercise price of $9.125 per share and is entitled to receive an additional 30,000 options if we elect to extend his employment beyond June 18, 2002. All options expire 90 days after the termination of Mr. Waldron employment with us.

     MARTIN MAYEDA. Mr. Mayeda has signed an employment agreement with the Company to serve as Vice President and Group Controller dated as of October 16, 2000. The term of the Mayeda agreement is for one year, with the company having the right to extend the term of the agreement for two additional years. Mr. Mayeda receives a base salary of $125,000 with increases to $140,000 and $155,000 in the second and third year of the agreement, if extended by our company. Mr. Mayeda shall be eligible to participate in all bonus and profit sharing plans adopted by us. Mr. Mayeda was granted 30,000 stock options on October 16, 2000 at an exercise price of $5.87 per share which vest ratably over 48 months from the date of grant.. All options expire 90 days after the termination of Mr. Mayeda's employment with us.

     ERIC S. ELIAS. Mr. Elias has signed an employment agreement with the Company in March 2001 to serve as Senior Vice President and General Counsel, effective as of January 1, 2001. The term of the Elias agreement is for three years, with the company having the right to extend the term of the agreement for two additional years. Mr. Elias receives a base salary of $260,000 with increases to $275,000 and $300,000 in the second and third year of the agreement. Mr. Elias shall be eligible to participate in all bonus and profit sharing plans adopted by us. Mr. Elias was granted 200,000 stock options on October 16, 2000 at an exercise price of $0.81 per shares which vested to the extent of 50,000 options on March 23, 2001, and 50,000 additional options on December 31st in each of 2001, 2002 and 2003.. All options expire 90 days after the termination of Mr. Elias' employment with us.

                                 PROPOSAL NO. 2

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has appointed Stonefied Josephson, Inc. as our independent auditors for the fiscal year ended December 31, 2000.
Representatives of Stonefield Josephson, will be invited to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

     Stonefield Josephson, Inc., our auditors for the fiscal years ended December 31, 1999 and December 31, 2000, performed audit services for fiscal years 1999 and 2000, which included the examination of our consolidated financial statements and services relating to filings with the Commission. All professional services rendered by Stonefield Josephson, Inc., during fiscal years 1999 and 2000 were furnished at customary rates and terms.

     Fees billed to the Company by Stonefield Josephson, Inc., for services rendered during the fiscal years ended December 31, 1999 and 2000 were as follows:

Audit Fees:                         1999 - $90,000       2000 - $130,000
Financial Information Systems
Design and Implementation Fees:     1999 -     -0-       2000 -      -0-
All other Fees:                     1999 - $10,000       2000 - $ 10,000


     A majority vote of the shares entitled to vote represented at the Annual Meeting is necessary for approval.

     THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

BOARD AUDIT COMMITTEE REPORT

     The primary function of our committee is oversight of the corporation's financial reporting process, public financial reports, internal accounting and financial controls, and the independent audit of the annual consolidated financial statements. Our committee composed of "independent" directors acts under a charter attached to this proxy statement.

     In carrying out our responsibilities, we look to management and the independent auditors. Management is responsible for the preparation, presentation and integrity of the corporation's financial statements, the financial reporting process and internal controls. The independent auditors are responsible for auditing the corporation's annual consolidated financial statements in accordance with generally accepted auditing standards and expressing an opinion as to the statements' conformity with generally accepted accounting principles.

     In performance of our oversight function, we have reviewed and discussed the consolidated financial statements with management and the independent auditors. We were told that the corporation's consolidated financial statements were fairly stated in accordance with the generally accepted accounting principles. We discussed with auditors matters covered by Statement on Auditing Standards No. 61 (Communication with Audit Committee).

     Based on the reviews and discussions referred to above, in reliance on management and auditors subject to the limitations of our role, we recommend to the Board, and the Board has approved, the inclusion of the audited consolidated financial statements (as restated) in the corporation's Annual Report on Form 10-K for the year ended December 31, 1999 for filing with the Securities and Exchange Commission.

Alan Liker, Chairman
Russell Barry
David Kenin

                                 PROPOSAL NO. 3


                         AMENDMENT TO STOCK OPTION PLAN

     The 1999 Stock Option, Deferred Stock and Restricted Stock Plan (the "Plan") of the Company provides in pertinent part:

     "The total number of shares of Stock reserved and available for issuance under the Plan shall be an amount equal to 20% of the current outstanding shares of Common Stock of the Company on the date hereof, such figure to be adjusted as and when the Company increases its outstanding shares of Common Stock."

     The total number of shares covered by the Plan at this date is 2,880,268, and the Company has issued, subject to the Plan amendment, 2,925,000 options. The Company desires to have additional flexibility in dealing with employees and other individuals and entities eligible to receive options. Accordingly, the Board of Directors has requested that the shareholders approve an amendment to the Plan so that Section 3(a) is restated to read as follows:

     "The total number of shares of Stock reserved and available for issuance under the Plan shall be an amount equal to 25% of the current outstanding shares of Common Stock of the Company on the date hereof, such figure to be adjusted as and when the Company increases its outstanding shares of Common Stock."

     A majority vote of the shares entitled to vote represented at the Annual Meeting is necessary for approval.

     THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 3 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.


                             ADDITIONAL INFORMATION

             ANNUAL REPORT AND INFORMATION INCORPORATED BY REFERENCE

     The Company's Annual Reports for the fiscal year December 31, 2000 accompany this proxy statement. The Annual Reports includes the audited financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 2000 and the restated audited financial statements for the fiscal year ended December 31, 1999. The Annual Report includes the consolidated financial statements and the report thereon of Stonefield Josephson, Inc., independent auditors.

     UPON WRITTEN REQUEST OF ANY PERSON ENTITLED TO VOTE AT THE ANNUAL MEETING, ADDRESSED TO TEAM COMMUNICATIONS GROUP, INC., ATTENTION: INVESTOR RELATIONS, 11818 WILSHIRE BOULEVARD, SECOND FLOOR, LOS ANGELES, CALIFORNIA 90025, THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEARS ENDED DECEMBER 31, 1999, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934.

SHAREHOLDERS' PROPOSALS

     Shareholders interested in presenting a proposal for consideration at the Company's annual meeting of shareholders for the 2000 calendar year may do so by following the procedures prescribed in Rule 14a-8 under the Securities and Exchange Act and the Company's by-laws. The be eligible for inclusion, shareholder proposals must be received by the Company's Secretary no later than June 30, 2001.

PROXY SOLICITATION COST

     The proxies being solicited hereby are being solicited by the Company. The cost of soliciting proxies in the enclosed form will be borne by the Company. In addition to the use of mails, proxies may be solicited by personal interview, telephone and telegraph, by directors, officers and regular employees of the Company, without special compensation therefor. The Company expects to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of the Company's Common Stock.

VOTING PROXIES

     Unless contrary instructions are indicated on the proxy, all shares of Common Stock represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR the nominees for director and FOR Proposal No. 2 and Proposal No. 3.

OTHER MATTERS

     The Board of Directors knows of no business other than that set forth above to be transacted at the meeting, but if other matters requiring a vote of the shareholders arise, the persons designated as proxies will vote the shares of Common Stock represented by the proxies in accordance with their judgment on such matters. If a shareholder specifies a different choice on the proxy, his or her shares of Common Stock will be voted in accordance with the specification so made.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WE URGE YOU TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE PREPAID ENVELOPE PROVIDED, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.

                                    By Order of the Board of Directors,


                                    Michael Jay Solomon
                                    Chairman of the Board of
                                    Directors and Chief Executive Officer


Los Angeles, California
May 25, 2001

                        TEAM COMMUNICATIONS GROUP, INC.

                ANNUAL MEETING OF SHAREHOLDERS -- JUNE 29, 2001
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Michael Jay Solomon and Jay Shapiro, and each of them, with power of substitution, as proxies to represent the undersigned at the Annual Meeting of Shareholders to be held at the Fairmont Miramar, 101 Wilshire Blvd., Santa Monica, CA 90401, on June 29, 2001 at 10:00 a.m. local time and at any adjournment thereof, and to vote the shares of stock the undersigned would be entitled to vote if personally present, as indicted below.

    The shares represented by the proxy will be voted as directed. If no contrary instruction is given, the shares will be voted FOR the nominees for director in Proposal No. 1, FOR Proposal 2, and FOR Proposal 3.

Please mark boxes in blue or black ink.

    1. Election of Directors. Michael Jay Solomon, Alan D. Liker, Jay Shapiro, David Kenin and J. Russell Barry to serve on the Board of Directors of the Company until the next annual meeting following their election and until their successors are elected and have qualified.

                AUTHORITY GIVEN [ ]      AUTHORITY WITHHELD [ ]

(INSTRUCTION: TO GRANT AUTHORITY TO VOTE FOR ALL OF THE NOMINEES NAMED ABOVE CHECK THE "AUTHORITY GIVEN" BOX; TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE CHECK THE "AUTHORITY GIVEN" BOX AND CROSS OUT THE NAME OF THE INDIVIDUAL ABOVE; TO WITHHOLD AUTHORITY FOR ALL NOMINEES CHECK THE "AUTHORITY WITHHELD" BOX.)

    2. Ratification of Selection of Independent Auditors.

                   FOR [ ]      AGAINST [ ]      ABSTAIN [ ]

    3. Approval of Amendment to 1999 Stock Option Plan increasing the number of shares covered by the Plan to 25% of the Company's outstanding common stock.

                   FOR [ ]      AGAINST [ ]      ABSTAIN [ ]

    In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                                                      Dated:

                                                      --------------------------
                                                             (SIGNATURE)

                                                      --------------------------
                                                             (PRINT NAME)

                                                      Please date, sign as name
                                                      appears at left, and
                                                      return promptly. If the
                                                      shares are registered in
                                                      the name of two or more
                                                      persons, each should sign.
                                                      When signing as Corporate
                                                      Officer, Partner,
                                                      Executor, Administrator,
                                                      Trustee or Guardian,
                                                      please give full title.
                                                      Please note any change in
                                                      your address alongside the
                                                      address as it appears in
                                                      the Proxy.

     SIGN, DATE AND RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.